                                                                     EXHIBIT 2.1


Exhibit 2.1 SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is dated as of 28 August 2000 by and between (a) Paddington Inc., (the "Company"); (b) Gi-Tech Developments Limited and Pauline Chu Wai Man (Gi-Tech Developments Limited and Pauline Chu Wai Man collectively being referred to herein as the "The Shareholders"); and (c) Supply Chain Services Limited ("SCS"). Each of the Company, SCS and the Shareholders may herein be referred to individually as a "Party" and collectively as the "Parties".

                                    RECITALS

         WHEREAS, the Shareholders own effectively one hundred percent of the issued and outstanding stock of SCS, constituting a total of 10,000 ordinary shares (the "Shares"), and;

         WHEREAS, the Company is incorporated in the State of Delaware, U.S.A. and has, pursuant to a Form 10SB filing, voluntarily registered as a "reporting company" for purposes of the Securities Exchange Act of 1934, and;

         WHEREAS, the Company desires to exchange its newly-issued common stock for the Shares, and the Shareholders desire to exchange the Shares for newly-issued common stock in the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and terms contained herein and in reliance upon the representations and warranties hereinafter set forth, the Parties agree as follows:

I.       EXCHANGE OF THE SHARES AND CONSIDERATION

         1.01. SHARES BEING EXCHANGED. Upon execution and delivery of this Agreement, the Shareholders shall assign, transfer and deliver to the Company all of the Shares.

         1.02. CONSIDERATION. Subject to the terms and conditions of this Agreement, and in consideration of the assignment and delivery of the Shares to the Company, the Company shall issue to the Shareholders and/or its designees, and the Shareholders and/or its designees shall purchase, acquire and/or accept from the Company, 27,333,333 shares of Common Stock in the Company (the "Consideration"), equal to 82% of all issued and outstanding stock. The Consideration shall be distributed to the Shareholders in the following proportions:

                  Gi-Tech Development Limited                 25,299,999 shares
                  Fung Tze Tat                                   666,667 shares
                  (A designee of G-Tech Development
                   Limited)
                  Pauline Chu Wai Man                          1,366,667 shares
                                                              -----------------
                                                              27,333,333 shares
                                                              =================

II.      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND SCS

         Each of the Shareholders and SCS represent and warrant to the Company as follows.

         2.01. ORGANIZATION. SCS is a corporation duly organized, validly existing and in good standing under the laws of the Hong Kong Special Administrative Region. SCS has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business. SCS has good legal title to all issued and outstanding shares of Leader Industrial Group Limited, a corporation duly organized, validly existing and in good standing under the laws of the Hong Kong Special Administrative Region.

         2.02. CAPITALIZATION.

                  2.02(a) SCS has 10,000 total shares authorized, of which 10,000 are issued and outstanding. All issued and outstanding shares of SCS are duly authorized, validly issued, issued for value, fully paid and non-assessable.

                  2.02(b) There are no outstanding preferred stock, options, convertible securities or instruments, warrants, or any other rights to purchase any securities of SCS.

         2.03. AUTHORITY. The Shareholders have full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution, performance and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Shareholders and no other corporate proceedings on the part of SCS and/or the Shareholders are necessary to authorize this Agreement and the transactions contemplated hereby.

         2.04. FINANCIAL INFORMATION The Shareholders have presented SCS's unaudited financial statements for the period from 12 March 1999 to 30 June 2000 to the Company. This financial information is accurate and not misleading, to the best of the Shareholders' knowledge. Other than as set forth in its financial statements, SCS has no undisclosed material liabilities.

         2.05. LITIGATION. There is no litigation, proceeding or investigation pending or threatened against SCS affecting any of its properties, subsidiaries, or assets that might result, either in any case or in the aggregate, in any adverse change in the business, operations, affairs or condition of SCS or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         2.06. TITLE TO ASSETS. The Shareholders have good title to SCS, free and clear of any lien, claim, pledge or encumbrance, and SCS has good title to all of its assets and properties now carried on its books and records.

         2.07. CONTRACTS AND UNDERTAKINGS. SCS and its subsidiary business operations are not in material default, or alleged to be in material default, under any contracts, agreements, leases, licenses, arrangements, commitments and other undertakings (collectively referred to herein as the "Contracts") to which SCS is a party.

         2.08. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Memorandum of Association or Articles of Association of SCS, or any agreement, contract, approval by any governmental body or instrument to which SCS is a party or by which it or any of its assets are bound, nor will this transaction create any lien, claim, pledge or encumbrance upon any of its properties.

         2.09. ACCURACY. No document furnished to the Company by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         2.10. FINANCIAL STATEMENTS AND TAX FILINGS. The financial statements of SCS (the "SCS Financial Statements") submitted to the Company (a) were prepared in accordance with the books and records of SCS; (b) are accurate and fairly present SCS's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (c) contain and reflect all necessary adjustments and accruals for a fair presentation of SCS's financial condition and the results of its operations for the periods covered by the SCS Financial Statements; and (d) contain and reflect adequate provisions for all reasonably anticipated liabilities with respect to the period(s) then ended. All SCS tax filings and payments are current. The Shareholders acknowledge that they will cause SCS to complete and file audited SCS Financial Statements prepared in accordance with Generally Accepted Accounting Principles of the United States ("US GAAP") for the period from 12 March 1999 to 30 June 2000 with the appropriate US governmental authorities no later than 60 days from the date the transactions contemplated hereby are first reported to the US governmental authorities. SCS undertakes to provide to the proper government authorities all relevant tax returns and filings on a timely basis, has not received any notice of deficiency and knows of no tax audit upon it, and has adequate funds to cover all taxes and interest (and penalties, if any).

         2.11. ABSENCE OF MATERIAL CHANGES. Since 1 July 2000 except as described in any Exhibit hereto or as required or permitted under this Agreement, there has not been any material negative change in the condition (financial or otherwise) of the properties, assets, liabilities or business of SCS or changes in its management or key employees, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

         2.12 COMPLIANCE WITH LAW. SCS has in all material respects complied with and is now in all material respects in compliance with, all relevant statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals applicable to SCS. The transfer of SCS stock contemplated by this Agreement will take place in compliance with relevant laws applicable to such transfer.

         2.13     REORGANIZATION RELATED REPRESENTATIONS.

                  2.13(a) Following the consummation of the transactions contemplated by this Agreement, SCS will continue its historic business.

                  2.13(b)  SCS is not an investment company as defined under
         Section 368(a)(2)(f)(iii) and (iv) of the Internal Revenue Code of 1986, as amended.

                  2.13(c) SCS is not under any jurisdiction of a court in Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended.

                  2.13(d) SCS understands that, upon the execution of this Agreement, it will become subject to U.S. corporate and Delaware state taxes upon completion of this Agreement.


III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Shareholders as follows:

         3.01.    ORGANIZATION.

                  3.01(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

                  3.01(b) Copies of the Certificate of Incorporation and the Article and Bylaws of the Company, furnished to the Shareholders are complete and correct copies of the Articles of Incorporation and the Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and the Shareholders of the Company are contained in the minute book of the Company and no minutes or actions in writing without a meeting have been excluded in such minute book.

         3.02. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 20,000,000 shares of Preferred Stock, par value $0.0001 per share and 120,000,000 shares of Common Stock, par value $0.0001 per share. 6,000,000 shares of Common Stock will be issued and outstanding prior to the consummation of the transactions contemplated by this Agreement. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable. Except for such outstanding shares, there are no outstanding shares of capital stock or other securities or other equity interests of the Company or rights of any kind to acquire stock, other securities or other equity interests.

         3.03. AUTHORITY. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Consideration in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Consideration in accordance with the terms hereof.

         3.04. FINANCIAL STATEMENTS. The Company's financial statements have been prepared in accordance with US GAAP. The Company has no liabilities other than as set forth in its financial statements as filed with the Securities and Exchange Commission in the United States (the "SEC"). The Company is not subject to any material undisclosed liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

         3.05. LITIGATION. There is no litigation, proceeding, government inquiry, or investigation pending or to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         3.06. TITLE TO ASSETS. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company's financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in the Company's financial statements which were filed as Form 10QSB with the SEC for the fiscal quarter ended 30 June 2000.

          3.07. CONTRACTS AND UNDERTAKINGS. Other than its rental arrangement with Greenford Enterprises Limited (as disclosed in its Form 10KSB filing for the period ended 31 December 1999 and provided as Exhibit A hereto), the Company has no Contracts to which the Company or any such subsidiary is a party or by which it or its property is bound, as of the date of this Agreement. The Company is not in material default, or alleged to be in material default, under any Contract and, to the knowledge of the Company, no other party to any Contract to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Contract.

         3.08. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

         3.09. ACCURACY. No public filing, certificate or other document furnished to the Shareholders by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.10. FINANCIAL STATEMENTS AND TAX FILINGS. The financial statements of the Company (the "Company Financial Statements") set forth in its public filings (a) were prepared in accordance with the books and records of the Company; (b) were prepared in accordance with US GAAP consistently applied; (c) are accurate and fairly present the Company's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's financial condition and the results of its operations for the periods covered by the Company Financial Statements; and (e) contain and reflect adequate provisions for all reasonably anticipated liabilities with respect to the period(s) then ended. All Company state and federal tax filings are current, with no outstanding indebtedness.

         3.11. ABSENCE OF MATERIAL CHANGES. Since the 30 June 2000 Form 10QSB filing with the SEC (a copy of which has been provided to the Shareholders), except as described in any Exhibit hereto or as required or permitted under this Agreement, there has not been:

                  3.11(a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse; or

                  3.11(b) other than as contemplated by this Agreement, any undisclosed redemption, purchase or other acquisition of any shares of the capital stock of Company, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by the Company relating to their authorized or issued capital stock.

                  3.12. COMPLIANCE WITH LAW. The Company has in all material respects complied with and it is now in all material respects in compliance with, all Federal and State laws applicable to the Company, including that the Company is current in its SEC filings. The Consideration will be issued in full compliance with all State and Federal securities laws.


IV.       MISCELLANEOUS

         4.01. EXPENSES OF SALE. Except as otherwise provided herein, the Company shall bear all direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein. Without limitation, such expenses shall include stamp duty, the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents, advisors, and finders and other professionals incurred in connection herewith, acting on behalf of the Company and the Shareholders.


         4.02. NOTICES. All notices, requests, demands and other communications hereunder in connection with this Agreement shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:


                                 To the Shareholders:

                                          c/o Supply Chain Services Limited
                                          8/F Guangdong Textile Centre
                                          22 Minden Avenue, Tsimshatsui
                                          Kowloon, Hong Kong

                                          Fax: (852) 2366-8312

                                 To SCS:


                                         8/F Guangdong Textile Centre
                                         22 Minden Avenue, Tsimshatsui
                                         Kowloon, Hong Kong

                                         Attn: Miss Pauline Chu

                                         Fax:      (852) 2366-8312

                                 To the Company:

                                         Paddington Inc.
                                         Suite E
                                         15/F, Ho Lee Commercial Building
                                         40 D'Aguilar Street, Central
                                         Hong Kong

                                         Attn:  King-Kwok Yu

                                         Fax:  (852) 2523-2366

         All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

         4.03. PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors, designees and assigns of the parties hereto.

         4.04. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including any Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

         4.05. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         4.06. GOVERNING LAW. This Agreement shall be subject to the laws and jurisdiction of the State of Delaware.

(SIGNATURES APPEAR ON THE NEXT PAGE)

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties hereto as of the date first above written.

                                            PADDINGTON INC.



                                            By: /s/ Yu King Kwok
                                               ---------------------------------
                                            Name:   Yu King Kwok
                                            Title:  President


                                            SUPPLY CHAIN SERVICES LIMITED




                                            By: /s/ Thomas Chu
                                               ---------------------------------
                                            Name:   Thomas Chu
                                            Title:  Director


                                            THE SHAREHOLDERS OF SCS

                                            A.     GI-TECH DEVELOPMENTS LIMITED

                                            By: /s/ Thomas Chu
                                               ---------------------------------
                                            Name:   Thomas Chu
                                            Title:  Director


                                            B.     Pauline Chu Wai Man




                                            By: /s/ Pauline Chu Wai Man
                                               ---------------------------------
                                            Name:   Pauline Chu Wai Man
                                            Title:  Director and Secretary

EXHIBIT A : COMPANY'S RENTAL ARRANGEMENT WITH GREENFORD ENTERPRISES LTD.


                          GREENFORD ENTERPRISES LIMITED
          SUITE E, 15/F HO LEE COMMERCIAL BUILDING 40 D'AGUILAR STREET,
                               CENTRAL HONG KONG


        20 April, 1999

        The Directors
        Paddington Inc.
        c/o Suite E, 15/F Ho Lee Commercial Building
        40 D'Aguilar Street, Central
        Hong Kong

        Re: Paddington Inc. - Use of Office Space and Address

        Dear Sirs,

        We hereby advise that the Board of Directors of Greenford Enterprises Limited ("The Company") has authorised the Officers and Directors of Paddington Inc. to use, at no cost to Paddington Inc., its office space at Suite E, 15/F, Ho Lee Commercial Building, 40 D'Aguilar Street, Central, Hong Kong (the "Office Address"), with immediate effect until such time as Paddington Inc. completes an acquisition or merger. During this period, Paddington Inc. is also authorised to use the Office Address as Paddington Inc.`s correspondence address at no cost. We request Paddington Inc. to notify us as soon as such a transaction is completed.

        Please instruct Paddington Inc.'s Officers and Directors only to use the Office Address as Paddington Inc.'s correspondence address and should not represent the Office Address as Paddington Inc.'s registered or business address in Hong Kong to any third parties.

        We also note that the Officers and Directors might use the Office Address to carry out other lawful activities not relating to those of Paddington Inc. Under such circumstances, Paddington Inc. should not bear any legal responsibilities for these actions.

        A copy of The Company's Minutes of the Board of Directors authorising the above arrangement is hereby attached for your reference and record.


        Yours faithfully,
        For and on behalf of
        GREENFORD ENTERPRISES LIMITED


        /s/ Johnson Chee Kin Wong
        -------------------------------
        Johnson Chee Kin Wong, Director